UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan		48083
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	ALTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

Altair Engineering Inc., a Delaware corporation (“Altair,” or the “Company”), has entered into a stock purchase agreement (the “Stock Purchase Agreement”), dated as of October 7, 2019, pursuant to which the Company has acquired 97% of the outstanding capital stock of Polliwog Co., Ltd., a privately-held, joint stock company organized and existing under the laws of Korea (“Polliwog”), from Polliwog’s existing shareholders. Simultaneously, the Company entered into a separate stock purchase agreement with one of such stockholders to acquire the remaining 3% of the outstanding Polliwog shares in October 2022 (the “Second Stock Purchase Agreement”).

Polliwog is engaged in the business of developing, researching and selling electronic design automation (EDA) software and hardware, and providing maintenance and consulting services in connection with its products, including the UDE Platform and software products marketed under the PollEx name such as, without limitation, PollEx PCB products, PollEx Logic, PollEx CAM, PollEx Cross Probe, PollEx BOM, PollEx Metal Mask Manager, PollEx JIG Generator and Pollex UPE.

The consideration under the Stock Purchase Agreement consists of $10.7 million in cash, subject to a customary working capital adjustment, and an aggregate of 459,539 shares (the “SPA Stock Consideration”) of the Company’s Class A Common Stock, par value $0.0001 per share. Forty percent of the SPA Stock Consideration (i.e., 183,815 shares) was issued at closing (which occurred concurrently with the execution of that Stock Purchase Agreement) and is subject to customary securities law restrictions on transferability for the first six months after the closing. The remaining sixty percent (an aggregate of 275,724 shares) of the SPA Stock Consideration will be issuable in equal installments of 91,908 shares on each of the one, two and three year anniversaries of the closing, subject to potential reduction in certain circumstances. The Company will pay an additional $0.3 million in cash and issue an additional 14,213 shares of its Class A Common Stock (together, with the SPA Stock Consideration, the “Stock Consideration”) at the closing under the Second Stock Purchase Agreement, representing three percent of the aggregate consideration to be paid by Altair to acquire all of Polliwog’s outstanding capital stock.

In connection with the closing under the Stock Purchase Agreement, each of the existing Polliwog stockholders has entered into customary restrictive covenants agreements and releases in favor of the Company.

All shares of Class A Common Stock issued or to be issued as Stock Consideration were or will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. Polliwog’s existing stockholders provided customary representations for a private placement of securities and agreed to customary restrictions on transferability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTAIR ENGINEERING INC.

By:	/s/ Howard N. Morof
Name:	Howard N. Morof
Title:	Chief Financial Officer

Date: October 10, 2019